Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 29, 2011, OPKO Health, Inc., a Delaware corporation (the “Company”), completed the acquisition of FineTech Pharmaceutical Ltd., an Israeli corporation (“FineTech”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, FineTech, Arie Gutman, FineTech’s sole shareholder (“Seller”), and OPKO Holdings Israel Ltd, an Israeli corporation and a wholly owned subsidiary of the Company (the “Buyer”). Pursuant to the Purchase Agreement, the Buyer purchased all of the issued and outstanding shares of FineTech for $27.5 million, of which $10.0 million was paid in cash at closing and $17.5 million was paid in shares of the Company’s common stock (“Common Stock”) based on the average closing sales price per share of the Company’s Common Stock as reported on the New York Stock Exchange for the ten trading days immediately preceding the execution of the Purchase Agreement, or $4.84 per share (the “Stock Consideration”). Pursuant to the Purchase Agreement, $3 million of the Stock Consideration is being held in a separate escrow account to secure the indemnification obligations of the Seller under the Purchase Agreement. In addition, the Purchase Agreement provides for the payment of up to an additional $5 million to the Seller in cash upon the achievement of certain sales milestones by the Buyer.

As previously reported on Form 8-K/A, the Company completed the acquisition of Claros Diagnostics, Inc. (“Claros”) on October 13, 2011, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Claros Merger Subsidiary LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), Claros and certain shareholders of Claros, in each case in his or her capacity as a member of the Shareholder Representative Committee constituted under the Merger Agreement. Pursuant to the Merger Agreement, the Company paid $10 million in cash, subject to certain set-offs and deductions, and $20 million in shares of the Company’s common stock (the “Stock Consideration”), based on the average closing sales price per share of the Company’s Common Stock as reported by the New York Stock Exchange for the ten trading days immediately preceding the closing date of the merger, or $4.45 per share. In addition, the Merger Agreement provides for the payment of up to an additional $19.125 million in shares of the Company’s common stock upon and subject to the achievement of certain milestones by the surviving company.

The following unaudited pro forma financial statements of the Company are presented to comply with Article 11 Regulation S-X and follow proscribed SEC guidelines. The historical condensed consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisitions of FineTech and Claros, (2) factually supportable, and (3) expected to have a continuing impact on the Company.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011, presents pro forma effects of the acquisitions of FineTech and Claros as if the acquisitions had occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2010 and the nine months ended September 30, 2011, present the pro forma effects as if the acquisitions of FineTech and Claros occurred on January 1, 2010.

The unaudited pro forma financial statements are presented for informational purposes only and do not purport to present what the Company’s results would have been had the acquisitions of FineTech and Claros actually occurred on the dates presented or to project the Company’s results from operations or financial position for any future period. These unaudited pro forma financial statements and accompanying notes should be read together with the Company’s audited consolidated financial statements and the accompanying notes, as of and for the fiscal year ended December 31, 2010 and the Company’s unaudited consolidated financial statements and the accompanying notes as of and for the three and nine months ended September 30, 2011.

OPKO Health, Inc. and subsidiaries

Pro Forma Condensed Consolidated Balance Sheets

As of September 30, 2011

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. As reported	Claros Diagnostics, Inc.	Claros Pro Forma adjustments		Pro Forma Combined including Claros	FineTech Pharmaceuticals Ltd.	FineTech Pro Forma adjustments		Pro Forma Combined including Claros and FineTech
ASSETS
Current assets
Cash and cash equivalents	$47,235	$77	$(10,000	) a	$37,312	$5,477	$(10,000	) g	$32,789
Marketable securities	40,182	—	—		40,182	—	—		40,182
Accounts receivable, net	12,688	—	—		12,688	1,381	—		14,069
Inventory, net	10,516	—	—		10,516	875	500	i	11,891
Prepaid expenses and other current assets	1,729	10	—		1,739	—	—		1,739
Current assets of discontinued operations	5,279	—	—		5,279	—	—		5,279

Total current assets	117,629	87	(10,000)		107,716	7,733	(9,500)		105,949
Property and equipment, net	3,271	349	—		3,620	1,465	—		5,085
Intangible assets, net	14,252	—	39,082	e	53,334	1,952	(1,952)		75,381
							22,047	i
Goodwill	6,234	—	—		6,234	—	—		6,234
Investments, net	5,862	—	—		5,862	—	—		5,862
Other assets	824	24	—		848	250	767	i	1,865
Assets of discontinued operations	2,929	—	—		2,929	—	—		2,929

TOTAL ASSETS	$151,001	$460	$29,082		$180,543	$11,400	$11,362		$203,305

LIABILITIES SERIES D PREFERRED STOCK AND SHAREHOLDERS EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,556	$611	$(475	) a	$2,692	$50	$—		$2,742
Accrued expenses	3,678	106	—		3,784	237	—		4,021
Current portion of notes payable	12,547	4,299	(4,299	) a	12,547	—	—		12,547
Current liabilities of discontinued operations	1,460	—	—		1,460	—	—		1,460

Total current liabilities	20,241	5,016	(4,774)		20,483	287	—		20,770
Long-term liabilities	2,154	—	9,300	f	11,454	258	4,500	f	16,212

Total liabilities	22,395	5,016	4,526		31,937	545	4,500		36,982
Commitments and contingencies
Series D Preferred Stock - $0.01 par value, 2,000,000 shares authorized; 1,209,677 shares issued and outstanding (liquidation value of $34,813)	26,128		—		26,128		—		26,128
Shareholders’ equity
Series A Preferred Stock - $0.01 par value, 4,000,000 shares authorized; No shares issued or outstanding	—	3,335	(3,335	) b	—	—	—		—
Series C Preferred Stock - $0.01 par value, 500,000 shares authorized; No shares issued or outstanding	—	—	—		—	—	—		—
Common Stock - $0.01 par value, 500,000,000 shares authorized, 288,141,824 shares issued	2,881	4	(4	) b	2,926	81	(81	) h	2,962
			45	a			36	g

Treasury stock - 2,443,894 shares	(7,893)	—	—		(7,893)	—	—		(7,893)
Additional paid-in capital	485,181	12,057	(12,057	) b	505,136	8,741	(8,741	) h	522,817
			19,955	a			17,681	g

Accumulated other comprehensive income	434	(41)	41	b	434	—	—		434
(Accumulated deficit) retained earnings	(378,125)	(19,911)	19,911	b	(378,125)	2,033	(2,033	) h	(378,125)

Total shareholders’ equity (deficit)	102,478	(4,556)	24,556		122,478	10,855	6,862		140,195

TOTAL LIABILITIES SERIES D PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)	$151,001	$460	$29,082		$180,543	$11,400	$11,362		$203,305

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

OPKO Health, Inc. and subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

For the nine months ended September 30, 2011

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. As reported	Claros Diagnostics, Inc.	Claros Pro Forma adjustments		Pro Forma Combined including Claros	FineTech Pharmaceutical Ltd.	FineTech Pro Forma adjustments		Pro Forma Combined including Claros and FineTech
Revenue	$22,185	$—	$—		$22,185	$5,656	$—		$27,841
Cost of goods sold	13,085	—	—		13,085	1,537	—		14,622

Gross margin	9,100	—	—		9,100	4,119	—		13,219
Operating expenses
Selling, general and administrative	14,102	2,349	—		16,451	311	—		16,762
Research and development	7,097	514	—		7,611	160	—		7,771
Other operating expenses, principally amortization of intangible assets	2,615	—	2,400	d	5,015	—	1,255	d	6,270

Total operating expenses	23,814	2,863	2,400		29,077	471	1,255		30,803

Operating (loss) income	(14,714)	(2,863)	(2,400)		(19,977)	3,648	(1,255)		(17,584)
Other expense, net	(757)	(4)	(825	) c	(1,586)	(4)	(825	) c	(2,415)

(Loss) income before provision for income taxes, investment loss and discontinued operations	(15,471)	(2,867)	(3,225)		(21,563)	3,644	(2,080)		(19,999)
Income tax provision	199	—	—		199	—	—		199

(Loss) income before investment loss and discontinued operations	(15,670)	(2,867)	(3,225)		(21,762)	3,644	(2,080)		(20,198)
Loss from investment in investees	(1,175)	—	—		(1,175)	—	—		(1,175)

Net (loss) income before discontinued operations	(16,845)	(2,867)	(3,225)		(22,937)	3,644	(2,080)		(21,373)
Discontinued operations	(2,841)	—	—		(2,841)	—	—		(2,841)

Net (loss) income	(19,686)	(2,867)	(3,225)		(25,778)	3,644	(2,080)		(24,214)
Preferred stock dividend	(1,860)	—	—		(1,860)	—	—		(1,860)

Net (loss) income attributable to common shareholders	$(21,546)	$(2,867)	$(3,225)		$(27,638)	$3,644	$(2,080)		$(26,074)

(Loss) income per common share from continuing operations, basic and diluted	$(0.06)				$(0.08)				$(0.07)

(Loss) income per common share, basic and diluted	$(0.08)				$(0.10)				$(0.09)

Weighted average number of common shares outstanding, basic and diluted	277,359,789		4,494,380		281,854,169		3,615,521		285,469,690

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

OPKO Health, Inc. and subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2010

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. As reported	Claros Diagnostics, Inc.	Claros Pro Forma adjustments		Pro Forma Combined including Claros	FineTech Pharmaceutical Ltd.	FineTech Pro Forma adjustments		Pro Forma Combined including Claros and FineTech
Revenue	$28,494	$—	$—		$28,494	$5,608	$—		$34,102
Cost of goods sold	13,495	—	—		13,495	2,070	—		15,565

Gross margin	14,999	—	—		14,999	3,538	—		18,537
Operating expenses
Selling, general and administrative	18,133	3,206	—		21,339	578	—		21,917
Research and development	5,949	1,051	—		7,000	173	—		7,173
Other operating expenses, principally amortization of intangible assets	2,053	—	3,200	d	5,253	—	1,673	d	6,926

Total operating expenses	26,135	4,257	3,200		33,592	751	1,673		36,016

Operating (loss) income	(11,136)	(4,257)	(3,200)		(18,593)	2,787	(1,673)		(17,479)
Other (expense) income, net	(844)	181	(1,100	) c	(1,763)	(398)	(1,100	) c	(3,261)

(Loss) income before provision for income taxes, investment loss and discontinued operations	(11,980)	(4,076)	(4,300)		(20,356)	2,389	(2,773)		(20,740)
Income tax (benefit) provision	(18)	—	—		(18)	56	—		38

(Loss) income before investment loss and discontinued operations	(11,962)	(4,076)	(4,300)		(20,338)	2,333	(2,773)		(20,778)
(Loss) income from investment in investees	(714)	—	—		(714)	—	—		(714)

Net (loss) income before discontinued operations	(12,676)	(4,076)	(4,300)		(21,052)	2,333	(2,773)		(21,492)
Discontinued operations	(6,250)		—		(6,250)	—	—		(6,250)

Net (loss) income	(18,926)	(4,076)	(4,300)		(27,302)	2,333	(2,773)		(27,742)
Preferred stock dividend	(2,624)	—	—		(2,624)	—	—		(2,624)

Net (loss) income attributable to common shareholders	$(21,550)	$(4,076)	$(4,300)		$(29,926)	$2,333	$(2,773)		$(30,366)

(Loss) income per common from continuing operations share, basic and diluted	$(0.05)				$(0.08)				$(0.08)

(Loss) income per common from continuing operations share, basic and diluted	$(0.08)				$(0.12)				$(0.12)

Weighted average number of common shares outstanding, basic and diluted	255,095,586		4,494,380		259,589,966		3,615,521		263,205,487

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Notes:

(a)	Reflects the consideration paid at closing to Claros Diagnostics, Inc. shareholders representing $10.0 million in cash and $20.0 million in OPKO Common Stock. A portion of the cash paid at closing paid certain liabilities of Claros Diagnostics, Inc.
(b)	Reflects the elimination of Claros Diagnostics, Inc.’s equity capital
(c)	The pro forma interest expense assumes borrowing funds at an 11% annual interest rate for the cash consideration issued to Claros Diagnostics, Inc. and FineTech Pharmaceutical Ltd. shareholders of $10.0 million, each, respectively. The annual interest rate is based on OPKO’s US based line of credit. The interest expense assumes the closing of the transaction and funds were borrowed on January 1, 2010.
(d)	The pro forma amortization expense assumes the transactions closed on January 1, 2010.
(e)	The following table reflects the initial purchase price allocation of Claros Diagnostics, Inc., which is preliminary and subject to change:

Intangible asset	Purchase price allocation	Estimated useful life
Technology	$32,000	10 years
In-process research and development	7,082	Indefinite

TOTAL	$39,082

(f)	Reflects the estimated contingent consideration to be paid to the sellers of Claros Diagnostics, Inc. and FineTech Pharmaceutical Ltd. upon the achievement of certain milestones. This amount represents the estimated fair value of the contingent consideration, which is preliminary and subject to change.
(g)	Reflects the consideration paid at closing to FineTech Pharmaceutical Ltd. Shareholder representing $10.0 million in cash and $17.5 million in OPKO Common Stock.
(h)	Reflects the elimination of FineTech Pharmaceutical Ltd.’s. equity capital
(i)	Reflects the initial purchase price allocation, which is preliminary and subject to change. The following table reflects the initial intangible asset purchase price allocation of FineTech Pharmaceutical Ltd., which is preliminary and subject to change:

Intangible asset	Purchase price allocation	Estimated useful life
Customer relationships	$15,800	12 years
Goodwill	3,147	Indefinite
Technology	2,900	10 years
Tradename	200	3 years

Total	$22,047